Exhibit 99.1

Vignette Reports Fourth Quarter and Fiscal Year 2007 Financial Results

Strong Fourth Quarter Contributes to Solid Year of Earnings and Cash Flow

AUSTIN, Texas--(BUSINESS WIRE)--Vignette Corporation (NASDAQ:VIGN) today announced that total revenue for fiscal year 2007 was $191.8 million, down 3% from fiscal year 2006. GAAP net income for the year increased 102% to $24.8 million and diluted EPS was $0.89 versus $0.41 for fiscal year 2006. This significant increase included a $7.4 million deferred tax credit adjustment to the income tax provision. Vignette’s non-GAAP net income for the year increased 22% over fiscal year 2006, to $26.7 million. Non-GAAP net income per share increased 32% to $0.96 for the year versus $0.73 per share in the prior year. For the full year, Vignette generated $30 million of cash flow from operations.

For the fourth quarter 2007, total revenue was $52.7 million versus $52.6 million the prior year. GAAP net income for the quarter increased 90% to $13.0 million and diluted EPS was $0.49 versus $0.23 for the fourth quarter of 2006. Vignette’s non-GAAP net income for the quarter was $7.3 million versus $8.5 million in the fourth quarter of 2006. Non-GAAP net income per share was $0.28 for the quarter versus $0.28 for the same quarter of last year. Non-GAAP results exclude purchased in-process research and development, acquisition-related charges, stock option expense, amortization expense for certain intangible assets and one-time charges and gains.

“Vignette is a stronger company today as our financial performance has been solid over the past two years,” said Mike Aviles, president and chief executive officer at Vignette. “We have made good operating progress, and we continue to strengthen our team. We are now shifting more investment towards growth and are excited about the new and enhanced products we are bringing to market.”

New Business

Vignette recognized orders from new and existing customers during the quarter, including American Red Cross, Australia and New Zealand Banking, Baptist Healthcare System and its Affiliates, Cathay Pacific Airways, Constellation Energy, Dana Corporation, Geisinger System Services, International Truck & Engine Corporation, Korea Food & Drug Administration, Korea Integrated Criminal Justice System, Kyoungpook National University, MBF Limited, Mercedes Benz USA, Methodist Healthcare, NASA & eTouch, National Semiconductor, News Interactive, Peoples United Bank and its Affiliates, Petrobras Energia, Rohm and Haas Company, Rush University Medical Center, Scottsdale Healthcare, Superior Tribunal de Justica (Brazil), the University of Wisconsin, Vertrue Incorporated, Westaff Support and Yahoo, Inc.

Vignette Appoints New EMEA GM

Vignette recently announced Dick Cahill as its new vice president and general manager for the EMEA region. Cahill has 25 years of sales and management experience in the enterprise software and services sector. Prior to joining Vignette, he was executive vice president, worldwide sales and EMEA general manager for MRO Software Inc. (now part of IBM). Cahill has also held senior management positions at BMC, Siemens, IBM and ROLM Communications Inc.

Vignette Connect

In October, Vignette launched Vignette Connect, an extranet site for customers and partners to communicate and share best practices. As part of Vignette’s ongoing commitment to providing world-class customer care, the new site features collaborative forums, enhanced content management and better access to Vignette product information and support. Vignette Connect was built using Vignette Content Management, Collaboration and Portal software.

Stock Repurchase Program

In the fourth quarter, Vignette extended the stock buyback program it began in November 2006. The Board of Directors authorized the purchase of an additional $75 million of common stock under a new program over an indefinite period of time. During the quarter, Vignette purchased an additional 1,493,415 shares of common stock on the open market at an average price of $16.15.

Q1 2008 Financial Outlook

Vignette currently anticipates first quarter 2008 revenue to be between $45 million and $50 million. First quarter 2008 GAAP net income is currently expected to be between $0.01 and $0.09 per share on a fully diluted basis. The company expects first quarter 2008 non-GAAP net income per share to be between $0.13 and $0.21 per share on a fully diluted basis. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Conference Call Details

Vignette will host a conference call and live Webcast regarding its fourth quarter and full year financial results on Thursday, January 24, 2008, at 8:00 a.m. EST. A press release associated with the announcement will be distributed approximately 30 minutes prior to the start of the conference call. To access the Webcast, visit the Investor Relations section of Vignette’s Web site.

If you are not able to access the live Webcast, dial-in information is as follows:

Dial-in number: 888-201-0273

International Dial-in: 706-634-9519

Call title: Vignette Financial Results

The Webcast and conference call will be archived and available for replay from Thursday, January 24, 2008, at 9:00 a.m. EST to Sunday, February 24, at 11:59 p.m. EST. The replay information is as follows:

Toll-free number: 800-642-1687

International number: 706-645-9291

Access code: 28806839

Non-GAAP Financial Measures

The Company believes non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The Company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the Company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities.

A reconciliation of net income calculated in accordance with GAAP and non-GAAP net income is provided in the tables immediately following the consolidated statement of operations. The presentation of this additional information is not a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About Vignette

Vignette helps organizations improve interactions with customers, partners and associates by delivering highly personalized, interactive online experiences. Our early content management and delivery tools laid the groundwork for some of the Web’s most popular sites. Today, our award-winning Next-Generation Web solution powers some of the world’s most recognizable online brands and enables organizations to have more meaningful online interactions. Our Imaging and Workflow solution adds the ability to deliver and manage online and offline document-driven customer transactions. Vignette is headquartered in Austin, Texas with operations worldwide. Visit www.vignette.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding Vignette’s products, future sales, market growth and competition. All forward-looking statements included in this press release are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, Future Losses, Limited Operating History, Fluctuation of Quarterly Revenues and Operating Results, Acquisition Integration, Competition, Dependence on a Small Number of Large Orders, Lengthy Sales Cycle and Product Implementation, Market Awareness of Our Product, Rapid Changes in Technology and New Products, and other factors and risks discussed in the Company’s reports filed from time to time with the Securities and Exchange Commission.

Vignette and the V Logo are trademarks or registered trademarks of Vignette Corp. in the United States and other countries.

All other names are the trademarks or registered trademarks of their respective companies.

VIGNETTE CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)

	December 31, 2007	December 31, 2006
	(unaudited)	(audited)
ASSETS

Current Assets:
Cash and cash equivalents	$94,201	$98,832
Short-term investments	53,976	105,622
Accounts receivable, net of allowances of $2,133 and $2,600, respectively	37,229	35,700
Prepaid expenses and other current assets	5,336	7,163
Total current assets	190,742	247,317

Property and equipment, net	6,673	6,899
Investments	33,521	19,251
Goodwill	115,808	119,722
Other Intangible assets, net	17,500	25,900
Other assets	13,889	2,063
Total assets	$378,133	$421,152

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$38,155	$34,570
Deferred revenue	36,047	35,717
Other current liabilities	4,398	7,762
Total current liabilities	78,600	78,049
Long-term liabilities, less current portion	2,701	5,316
Total liabilities	81,301	83,365
Shareholders' equity:
Common stock, $0.01 par value; 500,000,000 shares authorized; 25,797,102 and 29,378,968 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively (net of treasury shares of 5,015,639 and 1,028,517 as of December 31, 2007 and December 31, 2006 respectively)	258	294
Additional paid-in capital	2,681,677	2,747,946
Accumulated other comprehensive income	2,701	2,176
Retained earnings	(2,387,804)	(2,412,629)
Total shareholders' equity	296,832	337,787
Total liabilities and shareholders' equity	$378,133	$421,152

VIGNETTE CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Product license	$18,045	$19,215	$56,059	$66,368
Services	34,615	33,363	135,755	131,206

Total revenue	52,660	52,578	191,814	197,574

Cost of revenue:
Product license	618	717	1,731	2,548
Amortization of acquired technology	1,254	1,254	5,016	5,017
Services	15,554	15,554	61,879	60,399

Total cost of revenue	17,426	17,525	68,626	67,964

Gross profit	35,234	35,053	123,188	129,610

Operating expenses:
Research and development	8,045	8,355	30,990	34,013
Sales and marketing	18,550	16,974	62,041	70,192
General and administrative	4,753	4,231	19,564	17,941
Business restructuring charges/(benefits)	37	(84)	(80)	150
Amortization of other intangibles	846	907	3,384	3,720

Total operating expenses	32,231	30,383	115,899	126,016

Income (loss) from operations	3,003	4,670	7,289	3,594

Other income, net	3,434	2,793	11,845	10,613

Income before provision for income taxes	6,437	7,463	19,134	14,207

Provision for income taxes	(6,521)	648	(5,691)	1,888

Net income	$12,958	$6,815	$24,825	$12,319

Basic net income per common share	$0.50	$0.23	$0.90	$0.42

Diluted net income per common share	$0.49	$0.23	$0.89	$0.41

Shares used in computing net income per common share:
Basic	26,053	29,748	27,501	29,658
Diluted	26,260	29,950	27,783	29,878

About Non-GAAP Financial Measures

The Company provides non-GAAP measures for net income, operating income and net income per share data as supplemental information regarding the Company’s core business operational performance. The Company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The Company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the Company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue-generating activities. Accordingly, management excludes amortization of acquired technology, stock-based compensation related to employee stock options, amortization expense for certain acquired intangible assets, and one-time charges and gains.

The Company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons. First, it provides a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, particularly given the adoption of SFAS 123R at the beginning of fiscal year 2006 and the changes it has introduced for calculating stock-based compensation expenses relative to prior periods. And second, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, U.S. GAAP and therefore the Company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts. However, the Company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and net income per share, which should be supplementally considered when evaluating the Company’s results. In addition, items such as amortization expense for certain intangible assets, stock compensation charges and one-time charges and gains that are excluded from non-GAAP net income and earnings per share can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. The Company has historically provided non-GAAP measures to investors to supplement its GAAP results in order to help investors evaluate the company's core operating performance the way management does.

Reconciliation of Unaudited GAAP Operating Income, Net Income and Net Income Per Share to Non-GAAP Operating Income, Net Income and Net Income Per Share (in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
	As Reported	As Reported	As Reported	As Reported
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

GAAP Operating Income (Loss)	3,003	4,670	7,289	3,594

Amortization of acquired technology	1,254	1,254	5,016	5,017
Stock option expense (a)	717	359	2,427	2,077
Business restructuring charges (benefits)	37	(84)	(80)	150
Amortization of intangible assets	846	907	3,384	3,720

Adjusted Operating Income	$5,857	$7,106	$18,036	$14,558

GAAP Net Income	$12,958	$6,815	$24,825	$12,319

Amortization of acquired technology	1,254	1,254	5,016	5,017
Stock option expense (a)	717	359	2,427	2,077
Business restructuring charges (benefits)	37	(84)	(80)	150
Amortization of intangible assets	846	907	3,384	3,720
Gain on sale of patent	-	-	(263)	-
Purchase accounting credit	(544)	(763)	(694)	(1,358)
One-time accrual adjustment	(582)	-	(582)	-
Deferred tax valuation allowance adjustment	(7,354)	-	(7,354)	-

Adjusted Net Income	$7,332	$8,488	$26,679	$21,925

GAAP Net Income Per Share (diluted)	$0.49	$0.23	$0.89	$0.41
Adjusted Net Income Per Share (diluted)	$0.28	$0.28	$0.96	$0.73

Shares used in computing net income per share:

Diluted	26,260	29,950	27,783	29,878

Supplemental Disclosure

(a) For the twelve months ended December 31, 2007 and December 31, 2006, the company excluded stock option expense of $2,427 thousand and $2,077 thousand, respectively, in its non-GAAP results which was attributable to the following cost categories: Cost of revenue services $213 thousand and $352 thousand, respectively; Research and development $308 thousand and $244 thousand, respectively; Sales and marketing $618 thousand and $544 thousand, respectively; and General and administrative $1,288 thousand and $937 thousand, respectively. For the three months ended December 31, 2007 and December 31, 2006, the company excluded stock option expense of $717 thousand and $359 thousand, respectively, in its non-GAAP results which was attributable to the following cost categories: Cost of revenue services $62 thousand and $55 thousand, respectively; Research and development $85 thousand and $47 thousand, respectively; Sales and marketing $221 thousand and $60 thousand, respectively; and General and administrative $349 thousand and $197 thousand, respectively.

The Company provides non-GAAP measures for net income, operating income and net income per share data as supplemental information regarding the Company’s core business operational performance. The Company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The Company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the Company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities. Accordingly, management excludes amortization of acquired technology, stock-based compensation related to employee stock options, amortization expense for certain acquired intangible assets, and one-time charges and gains.

The Company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons. First, it provides a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, particularly given the adoption of SFAS 123R at the beginning of fiscal year 2006 and the changes it has introduced for calculating stock-based compensation expenses relative to prior periods. And second, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, U.S. GAAP and therefore the Company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts. However, the Company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and net income per share, which should be supplementally considered when evaluating the Company’s results. In addition, items such as amortization expense for certain intangible assets, stock compensation charges and one-time charges and gains that are excluded from non-GAAP net income and earnings per share can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. The Company has historically provided non-GAAP measures to supplement its GAAP results in order to help investors evaluate the company's core operating performance the way management does.

CONTACT:
Vignette Corp., Austin
Investor Contact:
Pat Kelly, 512-741-4727
Chief Financial Officer
pat.kelly@vignette.com
or
Media Contact:
David Tishgart, 512-741-4871
Senior Manager, Public Relations
david.tishgart@vignette.com